1Q17 Quarterly Supplement April 13, 2017 © 2017 Wells Fargo & Company. All rights reserved. Exhibit 99.2

Wells Fargo 1Q17 Supplement 1 Appendix Real estate 1-4 family mortgage portfolio 26 Consumer credit card portfolio 27 Auto portfolios 28 Student lending portfolio 29 Common Equity Tier 1 (Fully Phased-In) 30 Return on average tangible common equity (ROTCE) 31 Forward-looking statements and additional information 32 Table of contents 1Q17 Results Year-over-year results Page 2 Retail Banking customer activity 3-4 1Q17 Highlights 5 Balance Sheet and credit overview (linked quarter) 6 Income Statement overview (linked quarter) 7 Loans 8 Commercial loan trends 9 Consumer loan trends 10 Deposits 11 Net interest income 12 Noninterest income 13 Trading-related net interest income & noninterest income 14 Noninterest expense and efficiency ratio 15 Noninterest expense – linked quarter 16 Noninterest expense – year over year 17 Continued expense and efficiency focus 18 Community Banking 19 Wholesale Banking 20 Wealth and Investment Management 21 Credit quality 22 Capital 23 1Q17 Summary 24

Wells Fargo 1Q17 Supplement 2 5,075.9 4,996.7 1Q16 1Q17 5.5 5.5 1Q16 1Q17 1,219.4 1,299.2 1Q16 1Q17 927.2 963.6 1Q16 1Q17 11.7 12.3 1Q16 1Q17 22.2 22.0 1Q16 1Q17 Year-over-year results Diluted earnings per common share Net Income ($ in billions, except EPS) Revenue ($ in billions) Period-end Common Shares Outstanding (shares in millions) Average Deposits ($ in billions) Average Loans ($ in billions) Net Interest Income ($ in billions) $0.99 $1.00

Monitoring customer activity in Retail Banking (page 1 of 2)

(in millions, unless otherwise noted)	Mar 2017	Feb 2017	Mar 2016	Mar 2017 change from: Feb 2017	Mar 2017 change from: Mar 2016	Average per Day View Mar 2017 change from: Feb 2017	Average per Day View Mar 2017 change from: Mar 2016
Customer Interactions [1]							
Total Branch Interactions	54.8	48.3	56.9	13%	-4%	-6%	-4% [9]
Teller Transactions	51.6	45.5	53.2	13%	-3%	-6%	-3% [9]
Branch Banker Interactions	3.2	2.8	3.8	14%	-14%	-6%	-14% [9]
Total Digital (Online and Mobile) Secure Sessions	498.6	452.1	460.1	10%	8%	0%	8% [10]
Total Digital (Online and Mobile) Active Customers [2]	28.1	27.9	27.5	1%	2%	---	---
Consumer Checking Account Opens	0.4	0.3	0.6	7%	-35%	-12%	-35% [9]
Consumer Checking Account Customer-Initiated Closures [3]	0.2	0.2	0.2	15%	-2%	-5%	-2% [9]
Deposit Balances and Accounts							
Consumer and Small Business Banking Deposits (period end, $ in billions) [4]	$ 780.8	$ 761.4	$ 731.6	3%	7%	---	---
Consumer and Small Business Banking Deposits (average, $ in billions) [4]	$ 768.7	$ 753.0	$ 725.9	2%	6%	---	---
Primary Consumer Checking Customers [5]	23.6	23.5	23.2	0%	2%	---	---
Primary Consumer Checking Customers YoY Growth [5]	1.6%	1.9%	4.7%			---	---
Debit Cards (Consumer and Business)							
Point-of-Sale Active Cards [6]	25.8	25.5	26.2	1%	-2%	---	---
Point-of-Sale Transactions	714.5	619.1	679.7	15%	5%	4%	5% [10]
Consumer Credit Cards [7]							
Point-of-Sale Active Accounts [8]	7.7	7.5	7.4	2%	4%	---	---
Applications	0.2	0.2	0.4	22%	-42%	10%	-42% [10]
Balances (period end, $ in billions)	$ 26.9	$ 27.1	$ 25.1	-1%	7%	---	---
Purchase Volume ($ in billions)	$ 5.8	$ 5.0	$ 5.5	16%	5%	5%	5% [10]
Customer Experience Survey Scores with Branch							
Customer Loyalty	57.9%	57.6%	62.0%			---	---
Overall Satisfaction with Most Recent Visit	77.6%	77.5%	77.9%			---	---
Business Days	23	19	23				
Calendar Days	31	28	31				

Percentage changes are calculated using whole numbers. If the % change were based on the rounded amounts presented, it would produce a different result for Branch Banker Interactions, Consumer Checking Account Opens, Consumer Checking Account Customer-Initiated Closures, Consumer Credit Card Point-of-Sale Active Accounts, and Consumer Credit Card Applications, but all differences are attributable to rounding. (1) A customer communication or transaction qualifies as a customer traffic interaction, which is consistent with the definition used by management for each customer channel presented. Preparation of customer traffic interaction metrics requires the application of interpretive judgement for each communication or transaction. Management uses these metrics to monitor customer traffic trends within the Company's Retail Banking business. (2) Primarily includes retail banking, consumer lending, small business and business banking customers. (3) Does not include accounts closed by the bank. (4) Period-end and average deposits for March 2017 included $1.3 billion and $2.0 billion, respectively, and February 2017 included $1.9 billion and $2.1 billion, respectively, of deposits related to our new Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment. (5) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (6) Active debit cards having at least one point-of-sale (POS) transaction during the month. (7) Credit card metrics shown in the table are for general purpose credit card only excluding co-branded and private label cards. (8) Active credit card accounts having at least one POS transaction, including POS reversal, during the month. (9) The average per day view calculation is computed by taking the total amount for each month and dividing it by the number of business days in that month since the activity primarily occurs on business days. The percentage change is then calculated by comparing this average per day amount for each of the periods shown. We define business days based on the days for which the Federal Reserve Bank is open for business according to their working day definition/schedule; however, not all of our branches are closed on days the Federal Reserve Bank is closed. (10) The average per day view calculation is computed by taking the total amount for each month and dividing it by the number of calendar days in that month. The percentage change is then calculated by comparing this average per day amount for each of the periods shown.

Wells Fargo 1Q17 Supplement 3

Wells Fargo 1Q17 Supplement 4 Customer Interactions  Total branch interactions up 13% from February 2017 (linked month “LM”) and down 4% from March 2016  Total digital secure sessions up 10% LM and up 8% from March 2016 Deposit Balances and Accounts  Average consumer and small business deposit balances up 2% LM and up 6% from March 2016  Consumer checking account opens up 7% LM and down 0.2 million, or 35%, from March 2016  Customer-initiated consumer checking account closures up 15% LM, but down 2% from March 2016  Primary consumer checking customers of 23.6 million, up modestly LM, and up 1.6% from March 2016 Debit and Credit Cards  Customers continued to actively use their debit and credit cards – Point-of-sale debit card transactions up 15% LM and up 5% from March 2016 – Point-of-sale active consumer credit card accounts up 2% LM and up 4% from March 2016 – Consumer credit card purchase volume was up 16% LM and up 5% from March 2016 and consumer credit card balances outstanding were down 1% LM but up 7% from March 2016  New consumer credit card applications were up 22% LM but down 42% from March 2016 Branch Customer Experience Surveys  Customer loyalty and overall satisfaction with most recent visit scores improved each month in 1Q17 – Customer loyalty scores of 57.9% were up LM, but down from 62.0% in March 2016 – Overall satisfaction scores of 77.6% were up LM, and down modestly from 77.9% in March 2016 In the month of March existing customers continued to actively use their accounts Monitoring customer activity in Retail Banking (page 2 of 2)

Wells Fargo 1Q17 Supplement 5 5,462 5,558 5,644 5,274 5,457 1Q16 2Q16 3Q16 4Q16 1Q17 1Q17 Highlights  Earnings of $5.5 billion  Diluted earnings per common share of $1.00  Revenue stable year-over-year (YoY) and up 2% linked quarter (LQ) - Net interest income up 5% YoY and down 1% LQ - Noninterest income down 8% YoY and up 6% LQ  Average loans and deposits grew YoY - Average loans up 4% YoY and stable LQ - Average deposits up 7% YoY and 1% LQ  Strong credit quality - Provision expense down 44% YoY and 25% LQ - Nonperforming assets down 21% YoY and 6% LQ  Strong capital position - Common Equity Tier 1 ratio (fully phased- in) of 11.2% at 3/31/17 (1) - Returned $3.1 billion to shareholders through common stock dividends and net share repurchases in 1Q17 (1) 1Q17 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 30 for additional information regarding the Common Equity Tier 1 capital ratio. Diluted earnings per common share Wells Fargo Net Income ($ in millions, except EPS) $0.99 $1.01 $1.03 $0.96 $1.00

Wells Fargo 1Q17 Supplement 6 Balance Sheet and credit overview (linked quarter) Loans  Down $9.2 billion driven by lower consumer loans - Consumer loan decline driven by lower credit card balances, continued pay-downs in junior lien mortgage loans and the anticipated decline in auto on tighter credit underwriting standards Cash and short-term investments  Up $41.7 billion reflecting growth in deposits and LQ decline in loan portfolio Trading assets  Up $5.9 billion while average balances were down $9.0 billion Investment securities  Down $387 million as ~$16 billion of gross purchases, largely agency MBS, were more than offset by run-off and sales Deposits  Up $19.4 billion driven by seasonally higher consumer and small business banking balances, partially offset by lower commercial deposits and mortgage escrow Long-term debt  Up $1.4 billion as ~$13 billion of issuances were largely offset by maturities and Federal Home Loan Bank (FHLB) prepayments - Issuances included $9.9 billion of parent TLAC-eligible issuance Short-term borrowings  Down $1.9 billion on lower repurchase balances Common stock outstanding  Common shares outstanding down 19.4 million on net share repurchases of $1.2 billion Credit  Net charge-offs of $805 million, down $100 million  Nonperforming assets of $10.7 billion, down $698 million  $200 million reserve release (1) driven by improvement in oil and gas portfolio performance, as well as continued improvement in residential real estate Period-end balances. All comparisons are 1Q17 compared with 4Q16. (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Wells Fargo 1Q17 Supplement 7 Income Statement overview (linked quarter) Total revenue  Revenue of $22.0 billion, up $420 million Net interest income  NII down $102 million primarily driven by two fewer days in the quarter; NIM stable at 2.87% Noninterest income  Noninterest income up $522 million - Trust and investment fees down $128 million on lower investment banking - Mortgage banking down $189 million as lower mortgage origination revenue was partially offset by higher mortgage servicing - Market sensitive revenue (1) up $536 million as higher trading gains and higher gains on equity investments were partially offset by a $109 million decline in gains on debt securities - Other income up $527 million on lower net hedge ineffectiveness accounting losses ($(193) million in 1Q17 vs. $(592) million in 4Q16) as well as higher income on investments accounted for under the equity method Noncontrolling interest (reduces net income)  Minority interest up $61 million reflecting higher equity gains from venture capital businesses Noninterest expense  Noninterest expense up $577 million - Personnel expense up $900 million; included $790 million in seasonally higher incentive compensation and employee benefits expense, as well as higher salaries expense reflecting an increase in FTEs and March annual salary increases - Equipment expense down $65 million from typically higher 4Q expenses - Outside professional services down $180 million reflecting typically higher 4Q expenses, but remains elevated - Operating losses up $39 million on higher litigation accruals Income tax expense  27.4% effective income tax rate included $197 million of discrete tax benefits of which $183 million was associated with newly adopted stock compensation accounting guidance in 1Q17  Full year 2017 effective income tax rate currently expected to be ~30% All comparisons are 1Q17 compared with 4Q16. (1) Consists of net gains from trading activities, debt securities and equity investments.

Wells Fargo 1Q17 Supplement 8 927.2 950.8 957.5 964.1 963.6 1Q16 2Q16 3Q16 4Q16 1Q17 947.3 957.2 961.3 967.6 958.4 1Q16 2Q16 3Q16 4Q16 1Q17 Loans  Total average loans of $963.6 billion up $36.4 billion, or 4%, YoY and down $502 million LQ – Commercial loans up $5.0 billion LQ on loan growth across all major asset classes – Consumer loans down $5.5 billion LQ driven by a $4.1 billion decline in consumer real estate  Total average loan yield of 4.26%, up 6 bps LQ on higher rates  Total loans increased $11.1 billion, or 1%, YoY and decreased $9.2 billion LQ - Please see pages 9 and 10 for additional information Period-end Average Total average loan yield Period-end Loans Outstanding ($ in billions) 4.16% 4.16% 4.17% 4.20% 4.26% Average Loans Outstanding ($ in billions)

Wells Fargo 1Q17 Supplement 9 Commercial loan trends ($ in billions, Period-end balances) Commercial loans up $16.8 billion YoY and down $1.5 billion LQ: 250 260 270 280 290 300 310 320 330 340 1Q16 4Q16 1Q17 Commercial and Industrial 100 110 120 130 140 150 160 1Q16 4Q16 1Q17 Commercial Real Estate Commercial and Industrial loans down $1.6 billion LQ  $4.5 billion increase from Wells Fargo Capital Finance, Asset Backed Finance, and commercial dealer services was more than offset by: - Declines in businesses with typical 1Q reductions, including a $2.0 billion decline in short-term loans to global financial institutions - $2.0 billion reduction in oil and gas loans with ~50% of the reduction from proceeds that borrowers have raised in the capital markets and used to payoff/paydown loans - Additional payoffs/paydowns resulting from the strong and liquid capital markets environment Commercial Real Estate loans up $189 million LQ  CRE construction up $1.1 billion on diversified loan growth across geographies and asset types  CRE mortgage down $1.0 billion driven by paydowns

Wells Fargo 1Q17 Supplement 10 Consumer loan trends ($ in billions, Period-end balances) Consumer loans down $5.7 billion YoY and $7.7 billion LQ  First mortgage loans down $946 million LQ: - Continued run-off of higher-yielding legacy portfolios more than offset nonconforming loan growth - Nonconforming loan growth was slowed by the 1Q decline in originations  Junior lien mortgage loans down $1.9 billion LQ as continued paydowns offset new originations  Down $2.0 billion LQ reflecting seasonality, as well as a slowdown in account openings since 1Q16  Down $1.9 billion LQ as tighter credit underwriting standards slowed originations  Continued decline in outstanding loans expected this year  Personal loans and lines down $539 million LQ on lower branch originations 0 50 100 150 200 250 300 1Q16 4Q16 1Q17 Consumer Real Estate 1-4 Family First & Junior Lien Mortgage 20 24 28 32 36 1Q16 4Q16 1Q17 Credit Card 30 35 40 45 50 55 60 1Q16 4Q16 1Q17 Automobile 20 24 28 32 36 40 44 1Q16 4Q16 1Q17 Other Revolving Credit and Installment 1-4 Family First Junior Lien

Deposits

Average Deposits and Rates
($ in billions)


1,219.4
345.4
874.0
0.10%
1,284.2
376.9
907.3
0.12%
1,299.2
363.7
935.5
0.17%
1Q16
4Q16
1Q17
Interest-bearing deposits
Noninterest-bearing deposits
Average deposit cost

Period-end Deposits
($ in billions)


1,241.5
1,306.1
1,325.4
1Q16
4Q16
1Q17

Average

- Deposits up $79.8 billion, or 7%, YoY and $15.0 billion, or 1%, LQ
  - Noninterest-bearing deposits up $18.3 billion, or 5%, YoY and down $13.2 billion, or 4%, LQ
  - Interest-bearing deposits up $61.5 billion, or 7%, YoY and $28.2 billion, or 3%, LQ
- Average deposit cost of 17 bps, up 5 bps LQ and up 7 bps YoY driven by increases in commercial deposit pricing
- Consumer and small business banking deposits (1) of $758.8 billion, up 6% YoY and 1% LQ

Period-end

- Total period-end deposits up $83.9 billion, or 7%, YoY on a $49.1 billion, or 7%, increase in consumer and small business banking balances (1) as well as strong commercial deposit growth
- Primary consumer checking customers (2) in March up 1.6% YoY

(1) Total deposits excluding mortgage escrow and wholesale deposits. Period-end and average consumer and small business banking deposits for 1Q17 included $1.3 billion and $2.1 billion, respectively, and 4Q16 included $1.2 billion and $2.1 billion, respectively, of deposits related to our new Payments, Virtual Solutions, and Innovation Group that involved realignment in fourth quarter 2016 of some personnel and business activities from Wholesale Banking to the Community Banking operating segment.
(2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposits.

Wells Fargo 1Q17 Supplement 11

Wells Fargo 1Q17 Supplement 12 11,667 11,733 11,952 12,402 12,300 1Q16 2Q16 3Q16 4Q16 1Q17  Net interest income increased $633 million, or 5%, YoY, and declined $102 million, or 1%, LQ driven by two fewer days, lower average trading assets and mortgages held-for-sale, and lower 1Q income from variable sources, which was partially offset by the benefit from higher interest rates and growth in average investment securities  Average earning assets up $2.7 billion LQ - Short-term investments/fed funds sold up $10.7 billion - Investment securities up $9.1 billion - Trading assets down $9.0 billion - Mortgages held for sale down $7.6 billion - Loans down $0.5 billion  NIM of 2.87% stable LQ as the benefit from higher interest rates, a reduction in short-term market funding and growth in average investment securities was offset by lower income from trading assets and mortgages held-for-sale, higher deposit and long-term debt balances, as well as lower income from variable sources Net interest income Net Interest Margin (NIM) Net Interest Income ($ in millions) 2.90% 2.86% 2.82% 2.87% 2.87%

Noninterest income

($ in millions)		1Q17	vs 4Q16		vs 1Q16
Noninterest income					
Service charges on deposit accounts	$	1,313	(3)	%	-
Trust and investment fees:					
Brokerage advisory, commissions and other fees		2,324	(1)		4
Trust and investment management		829	(1)		2
Investment banking		417	(20)		26
Card fees		945	(6)		-
Other fees		865	(10)		(7)
Mortgage banking		1,228	(13)		(23)
Insurance		277	6		(35)
Net gains from trading activities		439	n.m.		n.m.
Net gains on debt securities		36	(75)		(85)
Net gains from equity investments		403	32		65
Lease income		481	(8)		29
Other		145	n.m.		(83)
Total noninterest income	$	**9,702**	**6**	%	**(8)**


10,528
10,429
10,376
9,180
9,702
1Q16
2Q16
3Q16
4Q16
1Q17

- Deposit service charges down $44 million LQ on seasonality
- Trust and investment fees down $128 million on lower investment banking
  - Brokerage advisory, commissions and other fees down $18 million
  - Investment banking fees down $102 million, or 20%, on lower advisory and loan syndications from a strong 4Q16
- Card fees down $56 million on seasonality and a slowdown in account openings since 1Q16
- Other fees down $97 million on lower commercial real estate brokerage commissions
- Mortgage banking down $189 million reflecting lower mortgage origination revenue partially offset by higher servicing income
  - Servicing income up $260 million primarily due to lower unreimbursed servicing costs and lower prepayments
  - Residential mortgage origination revenue down $449 million on a 39% reduction in originations
- Trading gains up $548 million
  - Please see page 14 for additional information
- Gains from equity investments up $97 million from a number of venture capital, private equity and other investments
- Gains from debt securities down $109 million
- Other income up $527 million on lower net hedge ineffectiveness accounting losses ($(193) million in 1Q17 vs. $(592) million in 4Q16), as well as higher income on investments accounted for under the equity method

Wells Fargo 1Q17 Supplement

13

Trading-related net interest income and noninterest income

($ in millions)	1Q17	4Q16	1Q16	Linked Quarter Change		Year-over-year Change	
Trading-related revenue							
Net interest income	$ 551	651	507	$ (100)	(15) %	$ 44	9 %
Net gains/(losses) on trading activities	439	(109)	200	548	n.m.	239	n.m.
Trading-related revenue	**$ 990**	**542**	**707**	**$ 448**	**83 %**	**$ 283**	**40 %**

- Trading-related revenue of $990 million was up $448 million from 4Q16:
  - Net interest income declined $100 million on lower average trading balances, tighter spreads and lower periodic dividends and carry income
    - Average trading asset balances down 9%
  - Net gains/(losses) on trading activities increased $548 million primarily on:
    - $257 million increase in secondary trading driven by:
      - Increase in RMBS from the market stabilizing and spreads tightening
      - Higher credit trading on stronger trading volumes in investment grade and tighter credit spreads in high-yield and distressed debt
      - Higher equity trading including a seasonal increase in customer activity in equity derivatives
    - $144 million higher deferred compensation plan investment results (largely offset in employee benefits expense) ($167 million in 1Q17 vs. $23 million in 4Q16)
    - $65 million change in valuation adjustments ($44 million in 1Q17 vs. $(21) million in 4Q16) as credit valuation adjustments (CVA) on tightening spreads in investment grade and high-yield debt were partially offset by debt valuation adjustments (DVA) from spread tightening on Wells Fargo debt
- Trading-related revenue was up $283 million from 1Q16 driven by an increase in deferred compensation plan investment results and an increase in secondary trading which was up on increased RMBS volumes and tighter price spreads

Wells Fargo 1Q17 Supplement 14

Noninterest expense and efficiency ratio [(1)]

($ in millions)	1Q17	vs 4Q16	vs 1Q16
Noninterest expense			
Salaries	$ 4,261	2 %	6
Commission and incentive compensation	2,725	10	3
Employee benefits	1,686	53	10
Equipment	577	(10)	9
Net occupancy	712	-	-
Core deposit and other intangibles	289	(4)	(1)
FDIC and other deposit assessments	333	(6)	33
Outside professional services [(2)]	804	(18)	38
Other [(2)]	2,405	(2)	(2)
Total noninterest expense	**$ 13,792**	**4 %**	**6**



13,028
12,866
13,268
13,215
13,792
58.7%
58.1%
59.4%
61.2%
62.7%
1Q16
2Q16
3Q16
4Q16
1Q17
Efficiency Ratio

- Noninterest expense up $577 million LQ
  - Personnel expense up $900 million
    - Salaries up $68 million on higher FTEs and March annual salary increases
    - Commission and incentive compensation up $247 million as $282 million in equity awards to retirement-eligible employees was partially offset by lower revenue-based incentive compensation
    - Employee benefits expense up $585 million on $508 million of seasonally higher payroll taxes and 401(k) matching expenses, as well as $123 million higher deferred compensation expense
  - Equipment expense down $65 million from typically higher 4Q levels
  - Outside professional services [(2)] down $180 million reflecting typically higher 4Q levels but remain elevated due to project spending and legal expense
  - Other expense [(2)] down $48 million
    - Operating losses up $39 million on higher litigation accruals
    - Advertising expense down $51 million from typically higher 4Q levels
- 1Q17 efficiency ratio of 62.7%
- Efficiency ratio expected to remain elevated

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income). Noninterest expense and our efficiency ratio may be affected by a variety of factors, including business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our business and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters.

(2) The sum of Outside professional services expense and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 17 and 18 of the press release.

Wells Fargo 1Q17 Supplement 15

Wells Fargo 1Q17 Supplement 16 $13,215 $13,792 $68 $247 $585 ($180) ($132) $39 ($50) $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 $12,000 $13,000 $14,000 $15,000 Employee Benefits Other (1) Operating Losses up on higher litigation accruals Salaries up on FTE increase and March annual salary increases Outside Professional Services Equipment, Advertising & Promotion, Travel & Entertainment Commission and Incentive Compensation 4Q16 1Q17 Personnel Expense Noninterest expense – linked quarter ($ in millions) Includes $790MM of seasonally higher expense Down from typically high 4Q levels (1) Includes net occupancy; core deposit & other intangibles; FDIC and other deposit assessments; operating leases; contract services; outside data processing; postage, stationery & supplies; telecommunications; foreclosed assets; insurance; and all other.

Wells Fargo 1Q17 Supplement 17 $13,028 $13,792 $465 $264 $83 $23 $101 ($172) $8,000 $9,000 $10,000 $11,000 $12,000 $13,000 $14,000 $15,000 FDIC and Other Deposit Assessments: Increase due to special assessment which began in 3Q16 and is expected to continue through mid- 2018 Operating Losses: Lower litigation accruals Other (2): Higher equipment spending and charitable donations Personnel Expense (1): 1) Annual salary increases and mix of higher- cost FTEs; 2) 4,200 FTE increase driven by technology, risk, virtual channels and operations; 3) $141MM higher deferred comp; 4) $80MM higher incentive compensation Business mix changes: Higher Operating Leases on purchase of GE Capital CDF business and lower Insurance expense on sale of crop insurance business Outside Professional Services & Contract Services: Higher project and technology spending, and legal expense 1Q16 1Q17 Noninterest expense – year over year ($ in millions) Considerations Personnel Expense:  FTE levels will be influenced by: - Reductions due to centralization and streamlining of processes and lower home lending volumes - Ongoing investments in innovation, technology and infrastructure  Average cost per FTE up on annual salary increases and other salary actions, as well as the mix of FTEs - New hires are concentrated in non-revenue generating areas and are higher-than-average cost team members Outside professional services:  Expected to remain elevated on regulatory and compliance initiatives, including regulatory and risk data, resolution planning, sales practices and BSA/AML - 1Q17 sales practices-related spend of ~$80 million, and expected to be ~$70-80 million per quarter (1) Includes salaries, commission and incentive compensation, and employee benefits expense. (2) Includes equipment; net occupancy; core deposit & other intangibles; outside data processing; travel & entertainment; postage, stationery & supplies; advertising & promotion; telecommunications; foreclosed assets; and all other.

Wells Fargo 1Q17 Supplement 18 Continued expense and efficiency focus We expect our efficiency initiatives will reduce expenses by ~$2 billion annually by year-end 2018 and that those savings will be reinvested in the business, all while driving toward a strong efficiency ratio Savings allow for continued investment in top priorities such as customer and team member experience, innovation, risk management, and cybersecurity Business Rationalization  Selective divestitures of non-core sub-scale businesses - Sold Crop Insurance business (1Q16) and Health Benefits Services business (2Q16)  Realignment of businesses around customer needs for greater synergies and economics - Created the Payments, Virtual Solutions, and Innovation (PVSI) Group (4Q16) Centralization and Optimization  Risk, Marketing, Communications, Finance, Data and Analytics, Contact Centers, Operations, Technology centralization and optimization  Project Management process optimization Category Efficiency Opportunities Discretionary Spending  Continuous facilities optimization  Branch rationalization  Enterprise optimization of investment spend  Non-customer travel reduction  Consulting optimization  Supply Chain – 3rd party spend Stage of Completion

Community Banking

($ in millions)		1Q17	vs 4Q16		vs 1Q16
Net interest income	$	7,627	1	%	2
Noninterest income		4,466	9		(13)
Provision for credit losses		646	2		(10)
Noninterest expense		7,221	3		6
Income tax expense		1,127	(11)		(34)
Segment net income	**$**	**3,009**	**10**	**%**	**(9)**
($ in billions)					
Avg loans, net	$	482.7	(1)		-
Avg deposits		717.2	1		5

($ in billions)		1Q17		4Q16	1Q16
Retail Banking and Consumer Payments:					
Debit card purchase volume (POS) [(1)]	$	75.7		78.4	72.4
Debit card POS transactions *(millions)* [(1)]		1,964		2,039	1,896
Credit card purchase volume (POS)	$	17.9		20.2	17.5
Credit card penetration [(2)(3)]		45.5	%	45.5	45.3

($ in billions)		1Q17		vs 4Q16		vs 1Q16
Consumer Lending:						
Auto Originations	$	5.5		(15)	%	(29)
Home Lending						
Applications	$	59		(21)	%	(23)
Application pipeline		28		(7)		(28)
Originations		44		(39)		-
Residential HFS production margin [(4)]		1.68	%	-	bps	-

- Net income of $3.0 billion, down 9% YoY and up 10% LQ

Retail Banking and Consumer Payments
- Primary consumer checking customers [(5)] in March up 1.6% YoY
- Debit card POS transactions [(1)] of 2.0 billion, down 4% LQ on seasonality and up 4% YoY
- Credit card purchase dollar volume of $17.9 billion, down 11% LQ on seasonality and up 3% YoY

Consumer Lending
- Consumer auto originations of $5.5 billion, down 15% LQ on seasonality and our continued proactive steps to tighten underwriting standards, and down 29% YoY
- Mortgage originations of $44 billion, down 39% LQ due to higher rates and seasonality, and flat YoY
  - 61% of originations were for purchases, compared with 50% in 4Q16
  - 1.68% residential held for sale production margin [(4)]

(1) Combined consumer and business debit card activity. (2) Metrics reported on a one-month lag from reported quarter-end; for example 1Q17 data as of February 2017 compared with February 2016. (3) Household penetration as of February 2017 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective 2Q16, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology. Credit card household penetration rates have not been adjusted to reflect the impact of the ~565,000 potentially unauthorized accounts identified by PwC because the maximum impact in any one quarter was not greater than 86 bps, or ~2%. (4) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. (5) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

Wells Fargo 1Q17 Supplement 19

Wholesale Banking

($ in millions)		1Q17	vs 4Q16		vs 1Q16
Net interest income	$	4,148	(4)	%	11
Noninterest income		2,890	2		(10)
Provision for credit losses		(43)	n.m.		n.m.
Noninterest expense		4,225	6		6
Income tax expense		746	(6)		4
Segment net income	**$**	**2,115**	**(4)**	**%**	**10**
($ in billions)					
Avg loans, net	$	466.3	1		8
Avg deposits		466.0	1		9

($ in billions)		1Q17	vs 4Q16		vs 1Q16
Key Metrics:					
Commercial card spend volume (1)	$	7.2	5	%	14
U.S. investment banking market share (2)		3.6 %			

- Net income of $2.1 billion, up 10% YoY and down 4% LQ
- Net interest income down 4% LQ reflecting two fewer days in the quarter and lower average trading assets and related income
  - Average loans and deposits both up 1% LQ
- Noninterest income up 2% LQ on higher trading and commercial mortgage banking fees
- Provision for credit losses down $211 million LQ reflecting improvement in oil and gas portfolio performance
- Noninterest expense up 6% LQ driven by seasonally higher personnel expense

Treasury Management

- Treasury management revenue up 2% YoY reflecting new product sales
- Commercial card spend volume (1) of $7.2 billion, up 14% YoY and 5% LQ

Investment Banking

- YTD 2017 U.S. investment banking market share of 3.6% (2) vs. YTD 2016 (2) of 4.8% and full year 2016 of 4.4%

(1) Includes commercial card volume for the entire company.
(2) Year to date (YTD) through March. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 1Q17 Supplement 20

Wealth and Investment Management

($ in millions)		1Q17	vs 4Q16		vs 1Q16
Net interest income	$	1,074	1	%	14
Noninterest income		3,119	4		7
Provision for credit losses		(4)	n.m.		n.m.
Noninterest expense		3,206	5		5
Income tax expense		362	(5)		15
Segment net income	**$**	**623**	**(5)**	**%**	**22**
($ in billions)					
Avg loans, net	$	70.7	1		10
Avg deposits		195.6	-		6

($ in billions, except where noted)		1Q17	vs 4Q16		vs 1Q16
Key Metrics:					
WIM Client assets (1) *($ in trillions)*	$	1.8	4	%	9
Retail Brokerage					
Financial advisors		14,657	(2)		(3)
Advisory assets	$	490	6		14
Client assets *($ in trillions)*		1.6	5		9
Wealth Management					
Client assets		237	2		5
Wells Fargo Asset Management					
Total AUM (2)		481	-		-
Wells Fargo Funds AUM		195	(3)		(12)
Retirement					
IRA assets		383	1		7
Institutional Retirement Plan assets		361	3		9

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.

(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

- Net income of $623 million, up 22% YoY and down 5% LQ
- Net interest income up 1% LQ, and up 14% YoY on loan and deposit growth
- Noninterest income up 4% LQ primarily due to higher gains on deferred compensation plan investments (offset in employee benefits expense), and other fee income
- Noninterest expense up 5% LQ primarily driven by seasonally higher personnel expenses and deferred compensation plan expense (offset in trading revenue)

WIM Segment Highlights

- March closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) totaled $1B for the first time since the month of the sales practices settlement announcement
- WIM total client assets reached a record-high of $1.8 trillion in the first quarter, up 9% YoY driven by higher market valuations and continued positive net flows

Retail Brokerage

- Advisory assets of $490 billion, up 6% LQ, and up 14% YoY primarily driven by higher market valuations and positive net flows

Wells Fargo Asset Management

- Total AUM (2) flat LQ; flat YoY, as higher market valuations, positive fixed income net flows and assets acquired during the prior year, were offset by equity and money market net outflows

Wells Fargo 1Q17 Supplement 21

Credit quality


Provision Expense and Net Charge-offs
($ in millions)
1,086
886
1,074
924
805 805
805
905
605
805
0.38%
0.39%
0.33%
0.37%
0.34%
1Q16
2Q16
3Q16
4Q16
1Q17
Provision Expense
Net Charge-offs
Net Charge-off Rate


Nonperforming Assets
($ in billions)
13.5
1.3
12.2
13.1
1.1
12.0
12.0
1.0
11.0
11.4
1.0
10.4
10.7
0.9
9.8
1Q16
2Q16
3Q16
4Q16
1Q17
Nonaccrual loans
Foreclosed assets

- Net charge-offs of $805 million, down $100 million, or 11%, LQ
- $200 million reserve release driven by improvement in oil and gas portfolio performance, as well as continued improvement in residential real estate
- 0.34% net charge-off rate
  - Commercial losses of 11 bps, down 9 bps LQ on lower gross losses and higher recoveries
  - Consumer losses of 59 bps, up 3 bps LQ driven by higher credit card losses reflecting seasonality
- NPAs decreased $698 million LQ
  - Nonaccrual loans decreased $625 million on a $353 million decline in commercial nonaccruals and a $272 million decline in consumer nonaccruals
  - Foreclosed assets declined $73 million
- Allowance for credit losses = $12.3 billion
  - Allowance covered 3.8x annualized 1Q17 net charge-offs
- Oil and gas loan portfolio of $12.8 billion, down 14% LQ and 29% YoY
  - $101 million of net charge-offs in 1Q17, down $76 million LQ
  - Nonaccrual loans of $2.1 billion, down $386 million LQ
  - Criticized loans of $5.1 billion, down $1.5 billion, or 22% LQ
  - Allowance for credit losses allocated for the oil and gas portfolio = 8.1% of total oil and gas loans outstanding

Wells Fargo 1Q17 Supplement
22

Capital

Common Equity Tier 1 Ratio (Fully Phased-In) (1)



10.6%
10.6%
10.7%
10.8%
11.2%
1Q16
2Q16
3Q16
4Q16
1Q17 Estimated

(1) 1Q17 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 30 for additional information regarding capital ratios.
(2) Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Capital Position

- Common Equity Tier 1 ratio well above the regulatory minimum, including regulatory and internal buffers
  - Common Equity Tier 1 ratio (fully phased-in) of 11.2% at 3/31/17 (1) on lower risk-weighted assets than prior quarter and in our 2016 Capital Plan

Capital Return

- Period-end common shares outstanding down 19.4 million LQ
  - Settled 53.1 million common share repurchases
  - Issued 33.7 million common shares reflecting seasonally higher employee benefits activity
- Strong capital levels allowed us to continue to return capital to shareholders
  - Returned $3.1 billion to shareholders in 1Q17
  - Net payout ratio (2) of 61% in 1Q17

Total Loss Absorbing Capacity (TLAC) Update

- As of 3/31/2017, we estimate that our eligible external TLAC as a percentage of total risk-weighted assets was 21.9% compared with an expected 1/1/2019 required minimum of 22.0%
  - Equates to a shortfall of ~$1.4 billion

Wells Fargo 1Q17 Supplement
23

Wells Fargo 1Q17 Supplement 24 1Q17 Summary  Strong earnings of $5.5 billion - Diluted EPS of $1.00  Revenue of $22.0 billion  Solid returns - ROA = 1.15% - ROE = 11.54% • ROTCE (1) = 13.85%  Strong balance sheet with high levels of capital and liquidity, and record deposits  Growth in long-term drivers of the business - Average loans up $36.4 billion, or 4%, YoY - Average deposits up $79.8 billion, or 7%, YoY  Diversified and high quality loan portfolio - Strong credit quality with net charge-offs of 0.34% of average loans (annualized) - Maintained our risk and pricing discipline  Returned $3.1 billion to shareholders through common stock dividends and net share repurchases - Net payout ratio of 61% (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 31 for additional information.

Appendix

Real estate 1-4 family mortgage portfolio

($ in millions)		1Q17		4Q16
Real estate 1-4 family first mortgage loans:	$	274,633		275,579
Nonaccrual loans		4,743		4,962
as % of loans		1.73	%	1.80
Net charge-offs	$	7		(3)
as % of average loans		0.01	%	-
Real estate 1-4 family junior lien mortgage loans:	$	44,333		46,237
Nonaccrual loans		1,153		1,206
as % of loans		2.60	%	2.61
Net charge-offs	$	23		44
as % of average loans		0.21	%	0.38

- Pick-a-Pay PCI portfolio
  - Remaining nonaccretable difference of $375 million following a $394 million reclassification to accretable yield in 1Q17 reflecting lower expected losses due to improving default rates and higher levels of prepayments
  - Accretable yield balance of $10.0 billion, down $840 million LQ as reclassification from nonaccretable difference was more than offset by higher estimated prepayment assumptions
    - Weighted average life of 6.7 years down from 7.4 years in 4Q16 reflecting a higher level of expected prepayments
    - 1Q17 accretable yield percentage of 8.22% expected to increase to ~9.47% in 2Q17 reflecting the shortened estimated weighted average life

- First lien mortgage loans down $946 million LQ led by a decline in Pick-a-Pay loan balances
  - Nonconforming mortgage loans increased $4.1 billion to $169.8 billion (1)
  - First lien home equity lines of $14.7 billion, down $513 million
- First lien credit performance
  - Nonaccrual loans down $219 million, or 7 bps, LQ
  - Net charge-offs up $10 million LQ
- Pick-a-Pay non-PCI portfolio
  - Loans of $15.6 billion, down 5% LQ primarily reflecting loans paid-in-full
  - Nonaccrual loans decreased $76 million, or 5%, LQ
  - Net recovery of $8 million, flat LQ
  - Current average LTV of 52% (2)
- Junior lien mortgage loans down $1.9 billion, or 4%, LQ as paydowns more than offset new originations
  - Junior lien nonaccrual loans down $53 million, or 4%, LQ
  - Junior lien net charge-offs down $21 million, or 17 bps, LQ

(1) Nonconforming mortgages originated post February 2009.
(2) The current loan-to-value (LTV) ratio is calculated as the net carrying value divided by the collateral value.

Wells Fargo 1Q17 Supplement 26

Consumer credit card portfolio

($ in millions)		1Q17		4Q16
Credit card outstandings	$	34,742		36,700
Net charge-offs		309		275
as % of avg loans		3.54	%	3.09
Key Metrics:				
Purchase volume	$	17,917		20,177
POS transactions *(millions)*		271		302
New accounts [(1)] *(thousands)*		358		319
POS active accounts *(thousands)* [(2)]		8,442		8,814
Penetration [(3)(4)]		45.5	%	45.5

- Credit card outstandings down 5% LQ due to seasonality and a slowdown in account openings since 1Q16, but up 5% YoY reflecting active account growth
  - Credit card household penetration [(3)] [(4)] of 45.5%, down 4 bps LQ and up 19 bps YoY
  - Purchase dollar volume down 11% LQ reflecting holiday spend volume and a decrease of new accounts; but up 3% YoY
  - New accounts [(1)] up 12% LQ and down 46% YoY reflecting reaction to the sales practices settlement
- Net charge-offs up $34 million, or 45 bps, LQ on seasonality, and up $47 million, or 38 bps, YoY principally from portfolio growth and aging of the portfolio
- POS active accounts [(2)] down 4% LQ on seasonality and up 3% YoY

(1) Includes consumer credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the month.
(3) Household penetration as of February 2017 and defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Effective 2Q16, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology.
(4) Credit card household penetration rates have not been adjusted to reflect the impact of the ~565,000 potentially unauthorized accounts identified by PwC because the maximum impact in any one quarter was not greater than 86 bps, or ~2%.

Wells Fargo 1Q17 Supplement

27

Wells Fargo 1Q17 Supplement 28 Auto portfolios Consumer Portfolio  Auto outstandings of $60.4 billion down 3% LQ and stable YoY - 1Q17 originations of $5.5 billion down 15% LQ on seasonality and our continued proactive steps to tighten underwriting standards, and down 29% YoY  Nonaccrual loans declined $5 million LQ and $13 million YoY  Net charge-offs up $1 million LQ and up $40 million YoY predominantly driven by higher severity  30+ days past due decreased $380 million LQ driven by seasonality and increased $214 million YoY on weaker market conditions Commercial Portfolio  Loans of $11.7 billion up 4% LQ and up 14% YoY on higher dealer floor plan utilization ($ in millions) 1Q17 4Q16 Auto outstandings $ 58,232 59,856 Nonaccrual loans 98 103 as % of loans 0.17% 0.17 Net charge-offs $ 162 161 as % of avg loans 1.11% 1.07 30+ days past due $ 1,284 1,659 as % of loans 2.20% 2.77 Auto outstandings $ 2,176 2,430 Nonaccrual loans 3 3 as % of loans 0.14% 0.12 Net charge-offs $ 5 5 as % of avg loans 0.90% 0.76 30+ days past due $ 12 17 as % of loans 0.55% 0.70 Commercial: Auto outstandings $ 11,745 11,279 Nonaccrual loans 31 - as % of loans 0.26% - Net charge-offs $ n.m. 4 as % of avg loans n.m. % 0.16 Indirect Consumer: Direct Consumer:

Wells Fargo 1Q17 Supplement 29 Student lending portfolio  $12.5 billion private loan outstandings up 1% LQ and flat YoY - Average FICO of 758 and 82% of the total outstandings have been co-signed - Originations down 4% YoY driven by lower retail bank channel originations and reduced marketing  Net charge-offs decreased $14 million LQ due to seasonality of repayments and decreased $1 million YoY  30+ days past due decreased $23 million LQ and decreased $12 million YoY ($ in millions) 1Q17 4Q16 Private outstandings $ 12,493 12,398 Net charge-offs 31 45 as % of avg loans 1.00% 1.44 30+ days past due $ 206 229 as % of loans 1.65% 1.84

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries

COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Total equity		$	202.5	200.5	204.0	202.7	198.5
Adjustments:							
Preferred stock			(25.5)	(24.6)	(24.6)	(24.8)	(24.1)
Additional paid-in capital on ESOP preferred stock			(0.2)	(0.1)	(0.1)	(0.2)	(0.2)
Unearned ESOP shares			2.5	1.6	1.6	1.9	2.3
Noncontrolling interests			(1.0)	(0.9)	(1.0)	(1.0)	(1.0)
Total common stockholders' equity			178.3	176.5	179.9	178.6	175.5
Adjustments:							
Goodwill			(26.7)	(26.7)	(26.7)	(27.0)	(27.0)
Certain identifiable intangible assets (other than MSRs)			(2.4)	(2.7)	(3.0)	(3.4)	(3.8)
Other assets (2)			(2.1)	(2.1)	(2.2)	(2.0)	(2.1)
Applicable deferred taxes (3)			1.7	1.8	1.8	1.9	2.0
Investment in certain subsidiaries and other			(0.1)	(0.4)	(2.0)	(2.5)	(1.9)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		148.7	146.4	147.8	145.6	142.7
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	1,327.4	1,358.9	1,380.0	1,372.9	1,345.1
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		11.2%	10.8	10.7	10.6	10.6

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company's capital position.

(2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of March 31, 2017, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for December 31, September 30, June 30, and March 31, 2016, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's March 31, 2017, RWAs and capital ratio are preliminary estimates.

Wells Fargo 1Q17 Supplement 30

Wells Fargo 1Q17 Supplement 31 Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter ended (in millions, except ratios) Mar 31, 2017 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 5,056 Average total equity 201,767 Adjustments: Preferred stock (25,163) Additional paid-in capital on ESOP preferred stock (146) Unearned ESOP shares 2,198 Noncontrolling interests (957) Average common stockholders’ equity (B) 177,699 Adjustments: Goodwill (26,673) Certain identifiable intangible assets (other than MSRs) (2,588) Other assets (2) (2,095) Applicable deferred taxes (3) 1,722 Average tangible common equity (C) $ 148,065 Return on average common stockholders' equity (ROE) (A)/(B) 11.54 % Return on average tangible common equity (ROTCE) (A)/(C) 13.85 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo 1Q17 Supplement 32 Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our first quarter 2017 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see page 29 of the press release announcing our 1Q17 results for additional information regarding the purchased credit-impaired loans.